UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 06, 2008

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

212-317-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 06, 2008, Centerline Holding Company (“the “Registrant”) and Centerline Capital Group Inc. (together with the Registrant, the “Borrowers”) entered into a Third Amendment (the “Third Amendment”) to Revolving Credit and Term Loan Agreement (the “Credit Agreement”) with the Guarantors listed on Schedule 1 thereto, and the Required Lenders, as defined in the Credit Agreement previously filed on Form 8-K on December 27, 2007.

The Borrowers, the Guarantors and the Required Lenders amended Sections 10.14 of the Credit Agreement to modify the net worth covenant of the Credit Agreement and certain defined terms used to determine compliance with such net worth covenant.  The Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of such agreement.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

Exhibit 10.1	Third Amendment to Revolving Credit and Term Loan Agreement, dated August 06, 2008, by and between Centerline
Holding Company, Centerline Capital Group Inc., the Guarantors listed on Schedule 1 thereto and the Required Lenders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY
(Registrant)

August 12, 2008	By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer